UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                   FORM 8-K
                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
     Date of Report (Date of earliest event reported):  December 30, 1999
                          THE ZIEGLER COMPANIES, INC.
                   (Exact name of registrant in its charter)
       Wisconsin                 1-10854                 39-1148883
(State of incorporation)   (Commission File No.)   (I.R.S. Employer Id No.)
                            215 North Main Street
                       West Bend, Wisconsin 53095-3317
              (Address of principal executive offices)(Zip Code)
                                (262) 334-5521
             (Registrant's telephone number, including area code)
Item 2.  Acquisition or Disposition of Assets.
     On December 30, 1999, The Ziegler Companies, Inc. sold all of its interest in the capital stock of WRR Environmental Services Co., Inc. ("WRR") and its wholly-owned subsidiary, WRR Northwest Enterprises, Inc., to Caribou Corporation (the "Buyer"). The Buyer, which includes former executive officers of WRR, who are now officers, directors, and certain shareholders of Caribou is otherwise unaffiliated with The Ziegler Companies, Inc. The total sale price was $6.023 million. The Ziegler Companies, Inc. also received additional funds from WRR by means of a payment in satisfaction of certain intercompany tax payables due from WRR to The Ziegler Companies, Inc. The Ziegler Companies, Inc. will also receive additional funds from WRR by means of a dividend relating to earnings from the fourth quarter of 1999 and certain additional intercompany tax obligations will be settled upon final determination of 1999 tax liabilities.
     A copy of the Stock Purchase Agreement is filed as Exhibit 99.1. The foregoing description is qualified in its entirety by reference to the Stock Purchase Agreement.
     The Ziegler Companies, Inc.'s intention to sell the business was previously announced. The terms of the transaction were determined by arms-length negotiations between The Ziegler Companies, Inc. and the Buyer after evaluating other offers.
     On October 29, 1999, Ziegler Thrift Trading, Inc. ("ZTT") sold substantially all of its assets and liabilities to Strong Investments, Inc. The total sale price was $7.4 million plus Ziegler Thrift Trading, Inc.'s 1999 income through closing. Prior to the sale, Ziegler Thrift Trading, Inc. declared and paid dividends in an amount equal to approximately $1.8 million to its sole shareholder, The Ziegler Companies, Inc. A copy of the Asset Purchase Agreement was filed as Exhibit 99.2 to the Form 8-K dated August 12, 1999 and pro forma financial statements were filed in the Form 8-K dated October 29, 1999. Reference is made to the sale of ZTT because the ZTT sale is also reflected in the following pro forma financial information.
Item 7.  Pro Forma Financial Information
     The following pro forma unaudited financial statements of The Ziegler Companies, Inc. (the "Company" or "ZCO") reflecting the foregoing transactions are included.
     Pro Forma Consolidated Balance sheet
          at September 30, 1999 (unaudited).........................F-1
     Pro Forma Consolidated Statements of Operations
          Year Ended December 31, 1998 (unaudited)..................F-3
          Nine Months Ended September 30, 1999 (unaudited)..........F-4
     Notes to Pro Forma Consolidated Financial Statements...........F-5
The exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.
     The following unaudited pro forma financial statements of the Company give effect to the sale of capital stock of WRR and the sale of substantially all of the assets and liabilities of ZTT. The statements reflect the application of the net proceeds of both sale transactions as described in The Notes to Pro Forma Consolidated Financial Statements. The amounts are estimated and subject to further closing adjustments which are expected to be insignificant. The pro forma consolidated balance sheet as of September 30, 1999 is based on the historical balance sheet of the Company and is presented as if the sale had occurred on that date. The pro forma consolidated statements of operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999 assume that the sale occurred at the beginning of 1998.
     The condensed pro forma statement of consolidated operations is not necessarily indicative of the financial results that would have occurred had the sale of WRR and ZTT been consummated on the indicated dates, nor is it necessarily indicative of future financial results. See the Notes to Pro Forma Consolidated Financial Statements for the assumptions used in the statements presented. The pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of the Company.

                                                 THE ZIEGLER COMPANIES, INC.
                                             PRO FORMA CONSOLIDATED BALANCE SHEET
                                                      SEPTEMBER 30, 1999
                                                         (Unaudited)
                                                 Historical
                                                    ZCO            ZTT               WRR
                                               As Previously     Pro Forma        Pro Forma         Pro Forma
                                                  Reported      Adjustments      Adjustments        Statement
ASSETS
Cash                                            $  8,608,749    $        -       $  (180,109) (6)  $  8,428,640
Short-term investments                             6,530,241     4,800,000  (1)    5,603,037  (4)    16,933,278
Total cash and cash equivalents                   15,138,990     4,800,000         5,422,928         25,361,918
Securities inventory                              39,625,668             -                 -         39,625,668
Securities purchased under agreements to resell    4,483,125             -                 -          4,483,125
Accounts receivable                                7,073,304      (517,581) (2)   (1,697,332) (6)     4,858,391
Accrued income taxes receivable                    2,470,708                         (17,805) (5)     2,452,903
Investment in and receivables from Affiliates      1,678,651             -                 -          1,678,651
Notes receivable                                   4,654,390             -                 -          4,654,390
Other investments                                 27,055,377             -                 -         27,055,377
Land, buildings and equipment, net                12,565,291      (192,255) (2)   (3,951,067) (6)     8,421,969
Deferred income tax benefit                        2,783,390             -          (689,268) (6)     2,094,122
Goodwill                                          12,641,421             -                 -         12,641,421
Other assets                                       5,480,045      (224,092) (2)   (1,729,926) (6)     3,526,027
TOTAL ASSETS                                    $135,650,360    $3,866,072       $(2,662,470)      $136,853,962
LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES:
Short-term notes payable                        $  8,898,200    $        -                 -       $  8,898,200
Securities sold under agreements to repurchase    29,470,000             -                 -         29,470,000
Payable to broker-dealers and clearing
 organizations                                    24,736,257             -                 -         24,736,257
Accounts payable                                   1,820,537             -          (422,881) (6)     1,397,656
Securities sold, not yet purchased                 4,438,125             -                 -          4,438,125
Notes payable to banks                               657,342             -          (657,342) (6)             -
Bonds payable                                      4,595,124             -          (325,124) (6)     4,270,000
Other liabilities and deferred items              12,779,695       214,318 (2)    (1,557,123) (6)    11,436,890
TOTAL LIABILITIES                                 87,395,280       214,318        (2,962,470)        84,647,128
STOCKHOLDERS' EQUITY:
Common stock                                       3,544,030             -                 -          3,544,030
Additional paid-in capital                         6,220,888             -                 -          6,220,888
Retained earnings                                 55,799,750     3,651,754 (3)       300,000  (7)    59,751,504
Treasury stock, at cost                          (17,172,432)            -                 -        (17,172,432)
Unearned compensation                               (137,156)            -                 -           (137,156)
TOTAL STOCKHOLDERS' EQUITY                        48,255,080     3,651,754           300,000         52,206,834
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $135,650,360    $3,866,072       $(2,662,470)      $136,853,962
                                                             F-1

      ZTT Pro Forma Adjustments
(1) Represents an estimate of $7,235,000 of cash received net of applicable tax expense. Estimated tax expense is assumed to be paid at the date of the transaction.
(2) Represents the estimated assets purchased and the liabilities assumed by Strong Investments, Inc.
(3) Represents the estimated net gain to be recorded on the transaction. WRR Pro Forma Adjustments
(4) Represents an estimate of $6,720,000 net of applicable tax and related transaction expenses of approximately $429,000 and the related reduction for the asset sold in the sale of the capital stock of WRR.
(5) Represents the adjustment of the tax liability after consideration of the payment by WRR to ZCO of intercompany tax payments due of $697,000 net of $679,000 included on the September 30, 1999 balance sheet of WRR.
(6) Represents the related reductions for the assets sold and liabilities assumed in the sale of the capital stock of WRR.
(7) Represents the estimated net gain to be recorded on the transaction.

                                            THE ZIEGLER COMPANIES, INC.
                                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                 (Unaudited)
                                                           For the year ended December 31, 1998
                                       Historical
                                          ZCO       Historical       ZTT      Historical     WRR
                                     As Previously     1998      Transaction     1998     Transaction   Pro Forma
                                       Reported        ZTT       Adjustments     WRR      Adjustments   Statement
REVENUES
Investment banking income             $32,140,627   $        -    $      -    $        -   $      -    $32,140,627
Commission income                      21,696,458   (4,679,475)          -             -          -     17,016,983
Investment management and
 advisory fees                          6,841,618            -           -             -          -      6,841,618
Interest and dividends                  8,556,919     (124,223)    327,888       (24,227)   375,000      9,111,357
Gross profit on chemical products       3,410,869            -           -    (3,410,869)         -              -
Other                                   3,136,641     (271,337)     58,930       (88,195)         -      2,836,039
TOTAL REVENUES                         75,783,132   (5,075,035)    386,818    (3,523,291)   375,000     67,946,624
EXPENSES
Employee compensation and benefits     43,702,807   (2,002,184)          -             -          -     41,700,623
Commissions and clearing fees           6,757,124   (1,039,296)     11,323             -          -      5,729,151
Communications                          3,651,630     (311,772)          -             -          -      3,339,858
Occupancy and equipment                 6,735,450     (571,753)          -       (46,100)    (5,500)     6,112,097
Promotional                             4,672,791     (200,761)          -             -          -      4,472,030
Professional and regulatory             1,582,927      (69,190)          -             -          -      1,513,737
Interest                                6,577,250      (41,831)          -       (98,823)    (2,022)     6,434,574
Goodwill                                  136,740            -           -             -    (24,060)       112,680
Other operating expenses                6,532,101     (284,704)          -    (2,786,561)         -      3,460,836
TOTAL EXPENSES                         80,348,820   (4,521,491)     11,323    (2,931,484)   (31,582)    72,875,586
Income (loss) before income taxes      (4,565,688)    (553,544)    375,495      (591,807)   406,582     (4,928,962)
Provision for (benefit from)
 income taxes                          (1,724,900)    (208 000)    146,400      (230,400)   150,000     (1,866,900)
NET INCOME (LOSS)                     $(2,840,788)  $ (345,544)   $229,095    $ (361,407)  $256,582    $(3,062,062)
Net loss per share of common stock:
   Basic and diluted loss per share         (1.20)                                                           (1.29)
Average number of shares outstanding
   Basic                                2,368,560                                                        2,368,560
   Diluted                              2,437,507                                                        2,437,507
                                                           F-3

                                             THE ZIEGLER COMPANIES, INC.
                                   PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                     (Unaudited)
                                                    For the nine months ended September 30, 1999
                                       Historical
                                          ZCO       Historical       ZTT      Historical     WRR
                                     As Previously     1999      Transaction     1999     Transaction   Pro Forma
                                       Reported        ZTT       Adjustments     WRR		  Adjustments   Statement
REVENUES
Investment banking income             $20,450,020   $(4,129,717)   $      -    $        -   $      -   $16,320,303
Commission income                      18,447,498             -           -             -          -    18,447,498
Investment management and
 advisory fees                         19,674,327             -           -             -          -    19,674,327
Interest and dividends                  4,831,800      (111,380)    253,000       (18,120)   285,000     5,240,300
Gross profit on chemical products       2,163,940             -           -    (2,163,940)                       -
Other                                   2,831,868      (156,743)      7,785      (265,997)               2,416,913
TOTAL REVENUES                         68,399,453    (4,397,840)    260,785    (2,448,057)   285,000    62,099,341
EXPENSES
Employee compensation and benefits     33,138,153    (1,652,073)          -             -          -    31,486,080
Commissions and clearing fees          12,817,770    (1,108,346)          -             -          -    11,709,424
Communications                          2,753,315      (180,228)          -             -          -     2,573,087
Occupancy and equipment                 7,042,607      (395,989)          -       (39,975)    (4,125)    6,602,518
Promotional                             3,149,061      (133,793)          -             -          -     3,015,268
Professional and regulatory             1,654,886       (65,004)          -             -          -     1,589,882
Interest                                3,105,236             -           -       (58,865)    (1,327)    3,045,044
Goodwill                                  705,577             -           -             -     18,045       723,622
Other operating expenses                3,975,232      (120,150)          -    (1,802,098)               2,052,984
TOTAL EXPENSES                         68,341,837    (3,655,583)          -    (1,900,938)    12,593    62,797,909
Income (loss) before income taxes          57,616      (742,257)    260,785      (547,119)   272,407      (698,568)
Provision for (benefit from)
 income taxes                             172,582      (235,000)    101,700      (201,382)   114,000       (48,100)
NET INCOME (LOSS)                     $  (114,966)  $  (507,257)   $159,085    $ (345,737)  $158,407   $  (650,468)
Net loss per share of common stock:
   Basic and diluted loss per share         (0.05)                                                           (0.27)
Average number of shares outstanding
   Basic                                2,427,415                                                        2,427,415
   Diluted                              2,454,576                                                        2,454,576
                                                            F-4

                          THE ZIEGLER COMPANIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
   	Related to the ZTT Transaction
(A) Except as otherwise described, the pro forma adjustments reflect the removal of ZTT balances from the historical, consolidated balances.
    ZTT is a separate corporation whose balances can be directly identified. Intercompany transactions were infrequent and insignificant. In 1998 such transactions included occasional lending to ZTT, occasional brokerage transactions executed by ZTT on behalf of the Company, and a charge for management information systems services to ZTT. In 1999 such transactions included only those for management information systems services.
(B) Pro forma adjustments to the consolidated balance sheet as of September 30, 1999, reflect the investment of the proceeds in short-term investments. Also reflected is the sale of specified assets and the assumption of specified liabilities. The net assets retained approximated $925,000 which consisted primarily of cash and deposits offset by liabilities primarily related to compensation accruals. Additionally, a dividend of approximately $1,370,000 was received from ZTT by the Company after the date of the balance sheet and prior to the closing of the transaction. This was in addition to a dividend of $495,000 received prior to September 30, 1999.
(C) Pro forma adjustments to the consolidated statements of operations for the year ended December 31, 1998 and for the nine month period ended September 30, 1999 reflect adjustments primarily to interest income. The proceeds from the transaction were assumed to be invested in short-term investments whose yield is 6% in both 1998 and 1999. Adjustments for intercompany transactions as discussed in Note A are also included. Related to the WRR Transaction
(D) Except as otherwise described, the pro forma adjustments reflect the removal of WRR balances from the historical, consolidated balances.
    WRR is a separate corporation whose balances can be directly identified. Intercompany transactions were infrequent and insignificant. In both 1998 and 1999 such transactions included occasional reimbursement to the Company for audit, legal, and tax expenses.
(E) Pro forma adjustments to the consolidated balance sheet as of September 30, 1999, reflect the investment of the proceeds in short-term investments. Also reflected is the exclusion of assets and liabilities as the result of the sale of the capital stock of WRR and the elimination of purchase adjustments including goodwill on ZCO's books related to the original purchase of WRR.
(F) Pro forma adjustments to the consolidated statements of operations for the year ended December 31, 1998 and for the nine month period ended September 30, 1999 reflect adjustments primarily to interest income. The proceeds from the transaction were assumed to be invested in short-term investments whose yield is 6% in both 1998 and 1999. Purchase adjustment items as discussed in Note E were also included as adjustments to the pro forma amounts.
                                    F-5

                                  SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                      THE ZIEGLER COMPANIES, INC.
Date:  January 14, 2000               By: /s/ Gary P. Engle
                                           Gary P. Engle
                                           Senior Vice President and
                                           Chief Financial Officer

                           THE ZIEGLER COMPANIES, INC.
                  Exhibit Index to Current Report on Form 8-K
                            Dated December 30, 1999
Exhibit Number        Exhibit
   99.1               Stock Purchase Agreement, dated December 30, 1999, with
                      The Ziegler Companies, Inc., WRR Environmental Services
                      Co., Inc., and Caribou Corporation.
   99.2               Press release, dated December 30, 1999 of The Ziegler
                      Companies, Inc.

Exhibit 99.1
      STOCK PURCHASE AGREEMENT
      THIS STOCK PURCHASE AGREEMENT dated as of this  28th day of December,
1999, by and among Caribou Corporation, a Wisconsin corporation having its principal executive offices at 5200 State Road 93, Eau Claire, Wisconsin (the "Purchaser"), The Ziegler Companies, Inc., a Wisconsin corporation having its principal executive office at 215 North Main Street, West Bend, Wisconsin
(the "Seller"), and WRR Environmental Services Co., Inc., a Wisconsin
corporation having its principal executive office in Eau Claire, Wisconsin
(the "Company"). The Company joins in this Agreement to the extent this Agreement affects the interests of, or imposes obligations on, the Company
                             Background Statement
A. 	The Company is in the business of generally providing pollution abatement services, blending virgin chemicals on a contract basis for manufacturing firms, and recycling, reclaiming and disposing of chemical wastes. The Company's wholly-owned subsidiary, WRR Northwest Enterprises, Inc. ("WRR SUB"), is generally engaged in the sale, installation and servicing of truck equipment. These activities are collectively referred to as the "Business" herein.
B. 	The Company's capital stock consists of 45,000 shares of common stock,
    $1.67 par value per share, of which 5,785 shares are issued and outstanding.  All of the Company's outstanding shares are owned by the
    Seller (the "Shares").
C. 	The Purchaser desires to purchase and the Seller desires to sell, transfer, convey and assign to Purchaser, all of the Shares for the
    Purchase Price (as defined below) and upon the terms and subject to the conditions set forth in this Agreement. The President and Chief
    Executive Officer of the Company is Mr. James L. Hager, who under the securities laws is an affiliate and controlling person of the Purchaser
    and knowledgeable about the Company and its operations.   Mr. James L.
    Hager is currently the President and Chief Executive Officer of the
    Company and is also a shareholder and an executive officer of the
    Purchaser. Additionally, Mr. Don Reali is currently an officer of the Company and is also a shareholder and executive officer of the
    Purchaser.  The representations, warranties and disclosures in this
    Agreement were negotiated taking into account Messrs. Hager's and
    Reali's  knowledge, experience and access to information about the
    Company, its assets and liabilities and the Purchaser's ability to rely thereon.
D.	 The Seller has considered other offers for the Company and has selected
    Purchaser's offer for the Company as set forth in this Agreement.
      Statement of Agreement
      In consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties intending to be legally bound hereto agree as follows:
1.0  	PURCHASE AND SALE OF SHARES.
1.1  	Shares Transferred.  The Seller hereby agrees to sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser agrees to acquire the Shares from the Seller, at the Closing (as defined below) for the Purchase Price, free and clear of any and all liens, pledges, security interests, encumbrances, charges and claims of any kind thereon.
1.2  	Transfer at Closing.  Certificates evidencing the Shares shall be delivered by the Seller to the Purchaser at Closing and shall be duly endorsed in blank for transfer or accompanied by appropriate stock powers duly endorsed in blank for transfer.
1.3	  Closing.  The closing of the sale of the Shares (the "Closing") shall take place at 10:00 a.m. (local time), on the 30th day of December, 1999 (the "Closing Date"), at the office of the Purchaser or Weld, Riley,
      Prenn & Ricci, S.C., in Eau Claire, Wisconsin or at such other time and place as the parties may agree.
2.0  	PRECLOSING AND CLOSING TRANSACTIONS.
     	(a)	Preclosing Transactions.  Prior to or at the Closing:
          (1) the Company shall declare and thereafter promptly pay
              dividends to the Seller in cash in an aggregate amount equal to the net after tax profits (if any) determined in accordance with generally accepted accounting principles of the Company and WRR
              SUB from and including October 1, 1999, through the Closing Date;
          (2) the Company or the Purchaser shall pay to the Seller in cash $532,070 representing reimbursement to Seller of taxes paid by it on behalf of the Company for tax years prior to 1999. The Seller acknowledges that a Wisconsin 1998 overpayment of $38,741 may have occurred on WRR's and WRR SUB's separate Wisconsin tax returns, and that any refund is the exclusive property of WRR and WRR SUB respectively;
          (3) the Company shall pay to the Seller, or the Seller shall pay to the Company, as appropriate, an amount equal to the liability or benefit related to current taxes realized on the Seller's combined and consolidated federal and state 1999 income tax returns on account of the operations of the Company for 1999. By way of clarification and subject to change by reason of review procedures, if closing of this transaction occurs as of December 31, 1999, the Company would be obligated to settle an estimated intercompany payable to Seller under this subparagraph in the amount of $165,000. Seller and Purchaser acknowledge that this intercompany payable (the estimated income tax liability for calendar year 1999, based on income as of October 31, 1999, which was then annualized for the entire calendar year of 1999) will be applied to actual 1999 income tax results of the Company, with any deficiency or excess paid or refunded when final tax balances are known. Seller will promptly file its 1999 consolidated and combined income tax returns, on or before September 15, 2000;
              and,
          (4) the Company shall pay to the Seller, or the Seller pay to the Company as appropriate, the net amount owing on the Closing Date in the intercompany account for amounts charged or credited the Company by the Seller, consistent with past practice.
             	The parties further agree that Arthur Andersen LLP will review the Company's financial records as of and for the period ending on the Closing Date. Unless objection is made by the Seller or Purchaser within Thirty (30) days, after receipt of notification of such adjustments by Arthur Andersen LLP, the determination by Arthur Andersen LLP of the amount or any adjustments to the amount of the foregoing payments shall be binding upon the parties, and that any net adjustment amount shall be settled by means of a payment by the appropriate party within ten days after the written determination of the adjustment amount. Arthur Andersen LLP will review any matters raised by a party in writing within such 30 days after the notification of the determination, and will use generally accepted accounting principles consistent with past practice to resolve any disputes. The fees and expenses of Arthur Andersen LLP shall be paid 50% by the Seller and 50% by the Purchaser, said fees currently estimated as not exceeding $15,000 total. All parties agree to cooperate and aid Arthur Andersen LLP.
      (b)	Payment of Purchase Price.  At the Closing, the Purchaser shall pay to the Seller via wire transfer to an account designated by
          Seller an amount equal to $6,023,000(the "Purchase Price").
     	(c)	Payment and Settlement Not Remedy for Breach.  The payment and settlement provisions provided in this Article 2.0 are intended to provide for payment and settlement of the preclosing and closing transactions assuming compliance by both parties with the representations, warranties, covenants and agreements contained in this Agreement.  Any breach of a representation, warranty, covenant or agreement shall be remedied by application of the indemnification provisions set forth in Article 10.0 of this
          Agreement.
     	(d)	Execution of Power of Attorney.  At closing, the Company and WRR
          SUB shall execute (and covenant  not to revoke) a Wisconsin and
          IRS power of attorney to Seller consistent with Section 6.3 hereof.
     	(e)	Legal Opinion.  At closing, each of Seller, on one hand, and
          Purchaser, on the other hand, shall deliver legal opinions substantially in the form attached as Schedule 2(e).
3.0   REPRESENTATIONS AND WARRANTIES OF THE SELLER.  The Seller represents and warrants to the Purchaser that:
3.1  	Corporate Organization.  The Company and WRR SUB are each corporations that are validly existing and in good standing (or equivalent status)
      under the laws of their respective states of incorporation.  The
      Company and WRR SUB are each duly qualified, licensed or domesticated and in good standing (or equivalent status) in each jurisdiction where the nature of its activities conducted in connection with the Business, or the character of the properties owned, leased or operated by it in connection with the Business, require such qualification, licensing or domestication, except where such failure to qualify or retain its good standing (or equivalent status) will not have a Material Adverse Effect on the Condition of the Business (as defined herein). The articles of incorporation and bylaws of the Company and WRR SUB, copies of which have been made available to Purchaser.
3.2  	Authorization, Certain Actions, No Conflicts.  The Seller has all
      requisite power and authority to execute and deliver this Agreement and all necessary proceedings have been taken to authorize the execution, delivery and performance of this Agreement by the Seller. This
      Agreement is the legal, valid and binding obligation of the Seller, and is enforceable against the Seller in accordance with its terms, except as such validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights or by equitable principles relating to the availability of remedies.
3.3  	Shares.  The entire authorized capital stock of the Company consists of
      45,000 shares of common stock, par value $1.67 per share, of which
      5,785 shares (i.e., the Shares) are issued and outstanding. No other classes of capital stock or securities of the Company or, to Seller's Knowledge, other rights with respect to the Company's capital stock exist.  The Seller is the record, legal and beneficial owner of all of the Shares and the Seller has good, valid and legal title to the Shares free and clear of all liens, pledges, security interests or other claims whatsoever. All of the Shares are duly authorized and validly issued, fully paid and non-assessable, except as provided in Section 180.0622(2)(b) of the Wisconsin Statutes, as judicially interpreted.
      To Seller's Knowledge, there are no outstanding agreements, in writing or orally, to issue any securities convertible or exchangeable for any shares of Company stock. To Seller's Knowledge, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire its capital stock, except as set forth in this Agreement.
3.4	  Litigation; Orders.  Except as disclosed on Schedule 3.4, to the
      Seller's Knowledge there is no judgment or outstanding order, injunction, decree, stipulation or award (whether rendered by a court or administrative agency, or by arbitration) against the Company, WRR
      SUB, the Seller or any of their affiliates that would prohibit the consummation of the transaction contemplated by this Agreement.
3.5	  Consents, Approvals, etc.  Except as set forth on Schedule 3.5, to the
      Seller's Knowledge there are no filings required to be made by the
      Company or WRR SUB with, and there are no consents, approvals, permits or authorizations required to be obtained by the Company or WRR SUB from, governmental and regulatory authorities of the United States or the several states or any other jurisdiction in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
3.6  	Brokers.  Except as set forth on Schedule 3.6, the Seller (either directly or at Seller's direction through the Company) has not entered into any arrangement for the provision of services in connection with this Agreement or the transactions contemplated hereby that may give rise to an obligation to pay any brokers' or finders' fees or other commissions.
3.7	  Certain Defined Items.  References in Sections 3.1 through 3.6 and elsewhere in this Agreement to (i) "Seller's Knowledge" or similar expressions shall refer to the facts and circumstances that executives of the Seller actively working on this transaction actually knew or should have known after appropriate inquiry; (ii) "Person" shall mean any individual, corporation, limited liability company, partnership, proprietorship, trust or other entity of any kind; (iii) "Condition of the Business" shall mean the business, assets, properties, financial condition, results of operations and/or prospects of the Business; and
      (iv) "Material Adverse Effect on the Condition of the Business" means events or conditions likely to have an adverse effect in excess of $1,000,000.
3.8	  Power of Attorney.  To Seller's Knowledge, except as contemplated by this Agreement, no  power of attorney by the Company to another person is presently in effect.
3.9  	Lawsuits and Environmental Claims.  Except as set forth in Schedule
      3.9, to the Seller's Knowledge there are no actual or threatened lawsuits, administrative proceedings or environmental claims against the Company or WRR SUB.
4.0	  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.  The Purchaser
      represents and warrants to the Seller that:
4.1   Corporate Organization.  The Purchaser is a corporation validly existing and in good standing (or equivalent status) under the laws of the State of Wisconsin and has all requisite power and authority to own, lease, license and operate its properties and assets and to conduct the businesses now owned, leased, licensed and operated by it.
      The Purchaser is duly qualified, licensed or domesticated and in good standing (or equivalent status) in each jurisdiction where the nature of its activities or the character of its properties require such qualification, licensing or domestication.
4.2	  Authorization, Certain Actions, No Conflicts.  The Purchaser has all
      requisite power and authority to execute and deliver this Agreement and all necessary corporate proceedings have been taken to authorize the execution, delivery and performance of this Agreement by the Purchaser. This Agreement is the legal, valid and binding obligation of the
      Purchaser and is enforceable as to the Purchaser in accordance with its terms, except as such validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights or by equitable principles relating to the availability of remedies.
4.3	  Litigation; Orders.  There is no judgment or outstanding order, injunction, decree, stipulation or award (whether rendered by a court or administrative agency, or by arbitration) against the Purchaser or any of its affiliates that would prohibit the consummation of the transaction contemplated by this Agreement.
4.4	  Consents, Approvals, Etc.  Except as set forth on Schedule 4.4, there are no filings required to be made by the Purchaser with, and there are no consents, approvals, permits or authorizations required to be obtained by the Purchaser from, governmental and regulatory authorities of the United States or the several states in connection with the execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transaction contemplated hereby.
4.5	  Suitability of Investment; Information.  The Purchaser is an accredited investor under the securities laws that, through Messrs. Hager and
      Reali or otherwise, has substantial knowledge and experience, and access to all material information, with respect to the Company and WRR SUB. The Purchaser has in fact received and reviewed all information concerning the Company and the Business that it considers important to its investment decision, and it has had the opportunity to ask questions of, and receive answers from, the Seller and the Seller's agents in that regard. The Purchaser has carefully evaluated its financial resources and the risks associated with purchasing the Shares and has determined that it is able to bear the economic risks of its investment in the Shares.
4.6	  Financial Viability.  Immediately after the Closing, on a consolidated basis the Purchaser, the Company and WRR SUB will have a capital structure that includes at least $2,000,000 of equity in the form of cash and not more than $5,500,000 in total debt. Immediately after the Closing, the Purchaser's consolidated assets will exceed its consolidated liabilities.  At Closing the Purchaser reasonably expects to have sufficient financial resources to enable it to own and operate the business and meet its obligations as they become due. Schedule 4.6 hereto contains the Purchaser's reasonable, good faith projections of its consolidated earnings and cash flows for a period of two years after the Closing.
4.7  	Brokers.  Except as set forth on Schedule 4.7, the Purchaser (either directly or at Purchaser's direction through the Company) has not entered into any arrangement for the provision of any services in connection with this Agreement or the transactions contemplated hereby that may give rise to an obligation to pay brokers' or finders' fees or other commissions.
4.8	  Environmental Disclosure.  Except as set forth on Schedule 4.8, to the
      Purchaser's Knowledge there are no actual or threatened lawsuits, administrative proceedings or environmental claims against the Company or WRR SUB.
5.0  	CONDUCT OF BUSINESS PRIOR TO CLOSING.
     	(a)	Prior to the Closing, except as otherwise expressly provided herein, the Purchaser and the Seller shall use commercially reasonable efforts to cause Company to conduct its business and affairs and the business and affairs of the Business only in the ordinary course and consistent with prior practice and shall maintain, keep and preserve the assets and properties of the
          Company and the Business in good condition and repair and
          maintain insurance thereon in accordance with past practices.
     	(b)	The Seller shall give the Purchaser prompt written notice of any change in any of the information concerning Seller contained in the representations and warranties made by Seller in Article 3.0 or elsewhere in this Agreement or the schedules or exhibits referred to herein that occurs prior to the Closing.  The
          Purchaser shall give the Seller prompt written notice of any change in any of the information by Purchaser, the Company or WRR
          SUB contained in the representations and warranties made in
          Article 4.0 or elsewhere in this Agreement or the schedules or exhibits referred to herein that occurs prior to the Closing.
     	(c)	If prior to the Closing either the Purchaser or the Seller shall become aware of any breach of a representation, warranty or covenant by another Party hereto, then the Party who becomes aware shall immediately notify the other Parties of the breach and breaching Party shall be afforded a reasonable period of time, not to exceed ten (10) days ("Cure Period"), in which to cure the breach or take appropriate action to correct the
          circumstances giving rise to the breach. If prior to the Closing either the Purchaser or the Seller shall become aware of its own breach of a representation, warranty or covenant, then it shall immediately notify the other Parties hereto of the breach and the breaching Party shall have a reasonable period of time, not to exceed the Cure Period, in which to cure the breach or take appropriate action to correct the circumstances giving rise to the breach.  If any breach described above in this Section 5.0(c)
          is cured within the earlier of the expiration of the applicable
          Cure Period or the Closing Date, then the affected
          representation, warranty or covenant shall be deemed not
          violated.
6.0  	ACCESS TO INFORMATION AND DOCUMENTS.
6.1  	Access Prior to Closing.  Upon reasonable notice and during regular business hours, the Company will, between the date hereof and December
      31, 1999, give the Purchaser and Seller and their attorneys, accountants and other representatives full access to its personnel, properties, documents, contracts, books and records. The Company will furnish both the Purchaser and Seller with copies of such documents (certified by Company's officers if so requested) and with such information with respect to the affairs of the Business as the
      Purchaser or Seller may from time to time reasonably request and the Purchaser will not improperly disclose the same prior to the Closing.
      The Company shall consult with Seller concerning any material matter, contracts, or significant events.
6.2  	Access After Closing.  Each party agrees that it will (i) cooperate with and make available to the other party, during normal business hours, all books and records, information and employees (without substantial disruption of employment or normal business activities) retained and remaining in existence after the Closing which are necessary or useful in connection with any investigation, dispute, litigation, inquiry or compliance with applicable securities, tax, environmental or other laws and regulations, or any other matter requiring any such books and records, information or employees for any reasonable business purpose; (ii) use reasonable efforts to keep all such books and records and information in existence and in good order for the longer of seven (7) years from its date or two (2) years after the Closing Date; and (iii) cooperate with and make available to the other party any employees employed by such party after the Closing in order to provide statements, participate in depositions, provide testimony or otherwise assist (including serving as experts or other witnesses) in connection with the matters described in this Section
6.2   The party requesting any such books and records, information or employees shall bear reasonable out-of-pocket costs and expenses
      (excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such books and records, information or employees.
6.3  	Power of Attorney for Tax Returns.  The Company and the Purchaser
      hereby grant (and agree not to revoke) to the Seller an irrevocable power of attorney to take such actions, including filing such amendments and other papers, as the Seller may determine are necessary or appropriate with respect to the tax returns of the Company and WRR
      SUB originally filed prior to the Closing. The parties agree that the Seller shall be entitled to retain any refunds or tax benefits that may be obtained with respect to such state and/or federal tax returns.
      Seller shall attend and control any meeting with representatives of a government taxing authority concerning the taxes of the Company or WRR
      SUB.
      In addition to the terms of Section 6.2, above, such cooperation shall include, but not by way of limitation:
        (i)   preparing responses to information requests by any
              government taxing authority;
        (ii)  making available books, records and other documentation
      (including, but not by way of limitation, working papers and schedules) relevant to such proceeding; and systems support for documentation furnished in electronic form;
        (iii) making directors, officers or employees available to appear in person for interview or for testimony;
        (iv)  making employees available on a mutually convenient basis to provide additional information and explanation of materials provided hereunder;
        (v)   executing powers of attorney, tax information
      authorizations and any other necessary or appropriate authorizations;
        (vi)  executing agreements with the government taxing authority or other documents reasonably necessary or appropriate for the settlement or pursuit of the contest of such issue so long as the executing does not create any material obligation or liability (after consideration of Section 10 herein) on the part of the Company or the Purchaser; and
        (vii) doing whatever is reasonable in the circumstances to assist the other party.
      The parties agree to retain all books, records, returns, schedules, documents and all material papers or relevant items of information for periods ending on or prior to the Closing Date for the later of (i)
      seven (7) years or (ii) the full period of the applicable statute of limitations, including any extensions thereof. Seller agrees to provide copies of all filings of amended tax returns to the Purchaser.
7.0  	AUTHORIZATIONS.  The Company, the Seller, and the Purchaser, as
      promptly as practicable prior to or after the date hereof, shall (a)
      make, or cause to be made, all filings and submissions under laws, rules and regulations applicable to it and its affiliates, as may be required for it to consummate the transaction contemplated hereby in accordance with the terms of this Agreement, (b) use best efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Persons, employee groups and governmental authorities necessary to be obtained by it or its affiliates in order for it to consummate this transaction, and (c) use best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order to fulfill its obligations hereunder and to carry out the intentions of the parties expressed herein. The parties will coordinate and cooperate with one another in exchanging such information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing.
8.0	  OTHER PROPOSALS.  Between the date of this Agreement and the earlier of
      December 31, 1999, or the Closing, the Seller and the Company will not
      (and will use their respective best efforts to ensure that none of their respective officers, directors, employees, representatives or advisers) institute, pursue, or enter into any discussions, negotiations or agreements (preliminary or definitive) contemplating or providing for any merger, acquisition, purchase or sale involving any of the Shares or any business that is part of the Business, or other business combination or change in control of the Company that would in any way affect a sale of the Company's stock, with any Person or entity other than the Purchaser or its affiliates.
9.0	  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES.
9.1	  Conditions Precedent to Obligations of Each Party.  The respective obligations of the Purchaser and the Seller to consummate the transactions contemplated by this Agreement are subject to the conditions that: (a) there shall be no decision by any court or administrative body restraining, enjoining or otherwise preventing the consummation of the transactions contemplated hereby; and (b) the parties will have received all necessary regulatory and governmental approvals and clearances for the transfer of material license and permits (if any) required in order to consummate the transactions hereby.
9.2   Conditions Precedent to the Purchaser's Obligations.  All obligations of the Purchaser at the Closing are subject, at the option of the Purchaser, to the fulfillment of each of the following conditions at or prior to the Closing, and the Seller shall exert its best efforts to cause each condition to be fulfilled:
      (a) All representations and warranties of the Seller contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the Closing Date, and shall then be true and correct in all material respects except for changes in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein;
      (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by the Seller at or before the Closing Date shall have been duly and properly performed in all material respects;
      (c) Since the date of this Agreement, there shall not have occurred any Material Adverse Effect in the Condition of the Business;
      (d) All corporate and other proceedings of the Company and the Seller in connection with the transactions contemplated by this
          Agreement, and all documents and instruments incident to such proceedings, shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such documents and
          instruments, or copies thereof (certified if requested) as may be reasonably requested; and
      (e) The Seller shall have delivered to Purchaser certificates evidencing the Shares duly endorsed in blank for transfer or accompanied by appropriate stock powers duly endorsed in blank for transfer.
9.3	  Conditions Precedent to the Seller's Obligations.  All obligations of the Seller at the Closing are subject, at the option of the Seller, to the fulfillment of each of the following conditions at or prior to the Closing, and the Purchaser shall exert its best efforts to cause each condition to be fulfilled:
      (a) All representations and warranties of the Purchaser contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the Closing Date, and shall then be true and correct in all material respects except for changes in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein;
      (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by the Purchaser at or before the Closing shall have been duly and properly performed in all material respects;
      (c) All corporate and other proceedings by the Purchaser in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such proceedings, shall be reasonably satisfactory in form and substance to the
          Seller and its counsel, and the Seller and its counsel shall have received all such documents and instruments, or copies thereof
         (certified if requested) as may reasonably be requested;
The Seller shall have received a complete and irrevocable release of all guarantees or contracts relating to the Business for which the Seller is a co-obligor, guarantor, surety or other party;
The transaction contemplated by this Agreement shall have been approved by the Seller's Board of Directors as soon as practicable after the execution of this Purchase Agreement.
10.0  	INDEMNIFICATION.
10.1  	The Seller's Indemnification.  The Seller hereby agrees to defend, indemnify and hold the Purchaser harmless from, against and in respect of (and shall on demand reimburse the Purchaser for):
       (a) any and all loss, liability, or damage, including reasonable attorneys' fees and expenses (collectively "Damages") suffered or incurred by the Purchaser by reason of any untrue representation, breach of warranty or non-fulfillment or non-performance of any covenant or agreement of the Seller contained herein or in any certificate, document or instrument delivered to the Purchaser pursuant hereto or in connection herewith;
       (b) any and all Damages suffered or incurred by the Purchaser or the Company or WRR SUB by reason of or in connection with any claim for any finder's fee or broker's or other commission arising by reason of any services alleged to have been rendered to or at the instance of the Seller with respect to this Agreement or any of the transactions contemplated hereby;
      	(c)	notwithstanding Section 10.3(a) and (c), any and all Damages suffered by the Purchaser or the Company with regard to income taxes solely in connection with the pending amendment to its tax returns by Seller or adjustments by a governmental tax authority to the income tax liability amount of the Company set forth in
           Section 2.0(a) or any other action by Seller under the Power of Attorney described in Section 6.3, above, provided that the amount of Damages will be limited solely to income taxes, and interest and penalties owing on such income tax and as set forth in subparagraph 10.1(d), below. that No Damages will be owed by Seller for false or incorrect information provided in writing by
           Mr. Hager, Mr. Reali, or at their direction or with their
           knowledge to the Seller.  For purposes of calculating Damages, the parties also agree to consider the tax benefits available to Purchaser or the Company from any Damage amount, including the present value of Damages which will give rise to deductions in later years, in which case Seller shall solely owe Damages for the time value of the different tax years deductibility; and
      	(d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.
10.2	  The Purchaser's Indemnification. The Purchaser hereby agrees to defend, indemnify and hold the Seller harmless from, against, and in respect of (and shall on demand reimburse the Seller for):
       (a) any and all Damages suffered or incurred by the Seller by reason of any untrue representation, breach of warranty or non-
           fulfillment or non-performance of any covenant or agreement of the Purchaser contained herein or in any certificate, document or instrument delivered to the Seller hereunder pursuant hereto or in connection herewith;
       (b) any and all Damages suffered or incurred by the Seller by reason of or in connection with any claim for any finder's fee or broker's or other commission arising by reason of any services alleged to have been rendered to or at the instance of the
           Purchaser with respect to this Agreement or any of the
           transactions contemplated hereby;
       (c) any and all Damages suffered or incurred by the Seller by reason of or in connection with any and all expenses, costs, liabilities or obligations of the Company or WRR SUB or relating to the
           Business, whether arising prior to or after the Closing,
           including any environmental liability or obligation relating to the Business; and
       (d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or oppose the imposition thereof, or in
           enforcing this indemnity.
10.3	  Limitations on Indemnification.
       (a) Except as set forth in Section 10.3(b), the Seller shall not be liable to indemnify the Purchaser or the Company for the
           Purchaser's and the Company's Damages, and the Purchaser and the Company shall not be liable to indemnify the Seller for the
           Seller's Damages, arising from or relating to a breach of representation or warranty set forth in this Agreement unless the indemnified Party notifies the indemnifying Party in writing of its claim or potential claim for indemnification not later than
           March 31, 2001, and except as set forth in subsection (b) below.
       (b) The limitations in Section 10.3(a) shall not apply to any claim by the Seller with respect to environmental liabilities or obligations of the Company or WRR SUB or relating to the
           Business, which liability for indemnification shall in each case survive for six (6) years following Closing. The limitations in
           Section 10.3(a) shall not apply with respect to any claim by the Company or Purchaser relating to the amended tax returns prepared by the Seller as described in Section 6.3.  The indemnification for any claim under Section 10.1(c) will expire when the
           applicable statute of limitation for all amended returns has expired.
       (c) Neither the Seller nor the Purchaser shall be liable to indemnify the other for its damages for breaches of representations and warranties, except with respect to insurance recoveries and tax benefits, until such time as the aggregate amount of otherwise indemnifiable Damages exceeds $75,000 in the aggregate for all claims, and then only to the extent of the excess thereof.
10.4	  Procedure.
       (a) In order for a party (the "indemnified party"), to be entitled to any indemnification provided under this, Agreement in respect of, arising out of or involving a claim made by any Person (other than another party to this Agreement -- to which this Section
           10.4 shall not apply) against the indemnified party where the amount in dispute exceeds Ten Thousand Dollars (U.S. $10,000) (a "Third Party Claim"), such indemnified party must notify the other party (the "indemnifying party") in writing of the Third
           Party Claim within fifteen (15) business days after receipt by such indemnified party  of written notice of the Third Party
           Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party can demonstrate actual monetary prejudice as a direct or indirect result of such failure.
           Thereafter, the indemnified party shall deliver to the
           indemnifying party, within five (5) business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.
       (b) If a Third Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it acknowledges in writing its obligations to indemnify the party seeking indemnification and so chooses to assume the defense thereof with counsel selected by the
           indemnifying party, provided, that the indemnifying party has sufficient funds, assets and equity in the reasonable opinion of the other party to support such indemnification claim.  Should the indemnifying party (with sufficient funds, assets and equity)
           so elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof.  If the
           indemnifying party (with sufficient funds, assets, and equity)
           assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense.  The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than after the
           15-day period described in Section 10.4(a) if the indemnified party shall have failed to give notice of the Third Party Claim)
           or if the party has insufficient funds to support such indemnifications. If the indemnifying party chooses to defend or prosecute a Third Party Claim, the parties hereto shall cooperate in the defense or prosecution thereof.  Such cooperation shall include the retention and (upon the indemnifying party's request)
           the provision to the indemnifying party of records and
           information that are reasonably relevant to such Third Party
           Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying party chooses to defend or prosecute any Third Party Claim, the indemnified party will consent to any settlement, compromise or discharge of such Third Party Claim that the indemnifying party may recommend and that by its terms involves the payment of money only and which the indemnifying party will pay in full in connection with such Third Party Claim.  If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent, which shall not be unreasonably withheld.
       (c) With respect to any claim by any Person against an indemnified party where the amount in dispute is equal to or less than Ten Thousand Dollars (U.S. $10,000) (a "Small Claim"), then the foregoing provisions of this Section 10.4 shall not apply, and the indemnified party may investigate and defend such Small Claim without the assistance of the indemnifying party; provided that the indemnifying party shall have no liability for
           indemnification under this Article 10.0 with respect to the settlement of Small Claims unless the indemnifying party shall have consented in writing to the settlement, which consent shall not be unreasonably withheld or delayed.  Failure by the
           indemnifying party to consent or object to the proposed
           settlement of a Small Claim within seven (7) business days after being requested for its consent by the indemnified party shall be deemed to constitute its consent to such settlement.
10.5  	SOLE REMEDY.  The parties agree indemnification shall be the sole and exclusive remedy, except for fraud.
11.0  	SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  Except asset forth in
       Section 10.3(b), all statements, representations and warranties made by each of the Parties hereto shall survive the Closing until March 31,
       2001.  All indemnities, covenants and agreements made herein shall survive for the period expressly indicated herein, or, if not so indicated, until March 31, 2001.
12.0  	ARBITRATION.  Any dispute, controversy or claim arising out of or in connection with or relating to this Agreement or the transactions contemplated hereby, including but not limited to any breach or alleged breach hereof, shall be determined and settled by arbitration in Milwaukee, Wisconsin, pursuant to the rules then in effect of the
       American Arbitration Association. The expense of arbitration shall be borne by the parties to the arbitration, and each Party shall bear and pay for the cost of its own experts, witnesses, evidence, counsel and other costs in connection with the preparation and presentation of its case unless the arbitrator finds in his or her discretion that a party has brought or is defending such action in bad faith or that such action or defense is frivolous or has no basis in fact in which case the arbitrator shall make an award of costs and attorney's fees accordingly and further provided that the arbitrator may otherwise award such costs and fees in his discretion. The resolution of such arbitration shall be final and binding on the parties hereto and enforceable in a court of competent jurisdiction. Any arbitration pursuant to this Article 12.0 above shall be governed by the rules of discovery then in effect in the United States District Court located in Milwaukee, Wisconsin and the parties hereby irrevocably submit to the nonexclusive jurisdiction of such United States District Court for the purpose of enforcing any arbitration award.
13.0	  NOTICES.  Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, sent by express mail, or overnight courier service or first class registered mail, return receipt requested, or faxed (with a copy also sent by express mail or overnight courier services) addressed to the appropriate parties at the addresses set forth below or at such other address as any party may specify by notice to the other parties, or, in the case of a telefax, to the telefax number indicated:
       If to the Purchaser:        Caribou Corporation
                                   5200 State Road 93
                                   Eau Claire, WI 54701
                                   Attn.: Mr. James L. Hager
                                   Fax: 715-836-6721
       With a copy to:             G. Scott Nicastro, Esq.
                                   Weld, Riley, Prenn & Ricci
                                   4330 Golf Terrace, Suite 205
                                   P.O. Box 1030
                                   Eau Claire, WI  54702-1030
                                   Fax:  715-839-8609
       If to the Seller:           The Ziegler Companies, Inc
                                   215 N. Main Street
                                   West Bend, WI  53095-3317
                                   Attn.:  S. Charles O'Meara, General Counsel
                                   Fax:  262-334-2471
       With a copy to:             Quarles & Brady LLP
                                   411 East Wisconsin Avenue
                                   Milwaukee, WI  53202
                                   Attn:  Conrad G. Goodkind, Esq.
                                   Fax:  414-271-3552
       If to the Company:          WRR Environmental Services Co., Inc.
                                   5200 State Road 93
                                   Eau Claire, WI 54701-9808
                                   Attn.: Mr. James L. Hager
                                   Fax: 715-836-6721
14.0	  TERMINATION.  Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transaction provided for herein abandoned at any time prior to the Closing Date (unless otherwise agreed to by the parties hereto):
       (a) by mutual consent of the Purchaser and the Seller or at either party's election on or after January 1, 2000 provided such party terminating the Agreement is not in material breach of its obligations hereunder; or
       (b) by the Purchaser if any of the conditions set forth in Section
           9.1 or 9.2 hereof (i) shall not have been fulfilled on or prior to the Closing Date (unless otherwise extended by the Parties hereto), or (ii) shall have become incapable of fulfillment, and shall not have been waived; or
       (c) by the Seller, if any of the conditions set forth in Section 9.1 or 9.3 hereof (i) shall not have been fulfilled on or prior to the Closing Date (unless otherwise extended by the parties hereto), or (ii) shall have become incapable of fulfillment, and shall not have been waived; provided, however, that the party seeking termination pursuant to (b) or (c) above is not in breach of any of its representations, warranties, covenants or
           agreements contained in this Agreement.
           Upon termination of this Agreement pursuant to this Article 14.0, this Agreement shall become null and void and of no further force and effect; provided, however, that nothing in this Article 14.0
           (b) or (c) shall be deemed to release any party from any
           liability for any breach by such party of the terms of this
           Agreement and each party hereto shall have all rights and
           remedies available to them whether at law or in equity.
15.0   MISCELLANEOUS.
15.1  	Entire Agreement, Modification.  This writing, together with those agreements specifically referenced herein, constitutes the entire agreement of the parties with respect to the subject matter and supersedes any prior agreements, oral or written, hereof and may not be modified, amended or terminated except by written agreement specifically referring to this Agreement and signed by each affected party.
15.2  	Waiver.  No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.
15.3  	Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each party hereto, and their respective successors, assigns, heirs and personal representatives.
15.4  	Construction.  The article, section and paragraph numbers and headings contained herein are for the purposes of reference and convenience only and are not intended to define or limit the contents of said paragraphs or sections. This Agreement has been negotiated between and among the parties, and shall not be construed more favorably or unfavorably toward any party by reason of its participation in the drafting of this Agreement.
15.5	  Exhibits and Schedules.  The Exhibits and Schedules referred to herein are hereby incorporated by reference as if set out in full and form an integral part of this Agreement.
15.6  	Further Actions.  Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.
15.7	  Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.
15.8  	Expenses.  Each party shall bear its own expenses, costs and fees incurred by it, including the fees of its counsel, brokers, attorneys, accountants and experts incident to the negotiation and preparation of the letter of intent and this Agreement. The Company and WRR SUB shall not pay any costs of the Purchaser (including attorneys' fees or other expense relating to the negotiation and execution of any documents relating to this Agreement), regardless of when incurred.
15.9  	Validity of Provisions.  If any provision of this Agreement or any agreement referenced herein shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case because it conflicts with any other provision or provisions hereof or any constitution, statute, rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, sections, or subsections of this Agreement or any other agreements referenced herein shall not affect the remaining portions thereof.
15.10 	Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed therein.

      	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
                                    PURCHASER:
                                    CARIBOU CORPORATION
                                    By:   /S/ James L. Hager
                                    Its:  President & CEO
                                    SELLER:
                                    THE ZIEGLER COMPANIES, INC.
                                    By:   /s/ Peter D. Ziegler
                                    Its:  President & CEO
                                    COMPANY:
                                    WRR ENVIRONMENTAL SERVICES CO. INC.
                                    By:   /s/ James L. Hager
                                    Its:  President & CEO

Exhibit 99.2
FOR RELEASE AFTER 4 P.M.CST                       CONTACT:  Peter D. Ziegler
December 30, 1999                                           President and CEO
                                                            262-334-5521
                  The Ziegler Companies, Inc. Closes Sale
                  of WRR Environmental Services Co., Inc.
      WEST BEND, WIS. - The Ziegler Companies, Inc. [AMEX: ZCO], a financial services holding company based in West Bend, Wis., announced today that it has closed the sale of its WRR Environmental Services Co., Inc. subsidiary to Caribou Corporation, Eau Claire, Wis.
      WRR Environmental Services Co, Inc. (WRR) is the only non-financial business of The Ziegler Companies, Inc. and is located in Eau Claire. The company's services include pollution abatement and chemical blending, as well as the recycling, reclaiming and disposing of chemical wastes. The sale price was approximately $6 million. The terms of the stock sale include that Caribou will assume any environmental liabilities incurred in the conduct of WRR's business.
      James L. Hager, WRR chief executive officer, is leading the purchase group. Caribou Corporation, a newly organized corporation consisting of senior management of WRR and private investors, has indicated that WRR will continue to operate from its Eau Claire offices and plant. WRR serves corporations and businesses throughout the Midwest.
      In 1998, WRR posted revenues of approximately $13.5 million and net income after taxes of $361,000. The unaudited nine-month 1999 results of WRR for the period ended September 30, 1999 were revenues of approximately $8.8 million, and net income after taxes of $346,000. WRR has 93 employees. The sale will generate an after-tax gain to The Ziegler Companies, Inc. of approximately $300,000, or 12 cents per share.
      "WRR has been an important contributor to our corporation over the past 19 years. Its reputation and capabilities in environmental services are highly regarded," said Peter D. Ziegler, Chairman and CEO of The Ziegler Companies, Inc. "In the past three years the strategic focus of The Ziegler Companies, Inc. has narrowed. Our direction is to concentrate on our core financial services businesses of investment banking and capital markets, and investment services and consulting."
      The Ziegler Companies, Inc. currently advises, holds or manages more than $10.5 billion in individual and institutional assets.